As filed with the Securities and Exchange Commission on December 6, 2017
Registration No. 333-214935

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S‑8 REGISTRATION STATEMENT NO. 333-214935

Under The Securities Act of 1933

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
(Exact name of Registrant as specified in its charter)

Japan	98-1295657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Kasumigaseki Tokyu Building 4F, 3-7-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-0013, Japan +81 3-6550-8928
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Plan
Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Substitution Awards
Kubota Pharmaceutical Holdings Co., Ltd. Restricted Stock Substitution Awards
Kubota Pharmaceutical Holdings Co., Ltd. Restricted Stock Unit Substitution Awards
 (Full title of the plan(s))

Ryo Kubota, M.D., Ph.D.
Chairman, President and Chief Executive Officer
Kubota Pharmaceutical Holdings Co., Ltd.
Kasumigaseki Tokyu Building 4F, 3-7-1 Kasumigaseki, Chiyoda-ku,
Tokyo 100-0013, Japan
+81 3-6550-8928

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Yoichiro Taku Brian Keyes Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Non-accelerated filer [ ] (do not check if a smaller reporting company)	Accelerated filer [x] Smaller reporting company [ ] Emerging growth company [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[x]

DEREGISTRATION OF UNSOLD SECURITES
This Post-Effective Amendment No. 1 (the “Amendment”) amends the Registration Statement on Form S-8 (registration number 333-214935 (filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2016) (the “Registration Statement”)), which registered an aggregate of 3,995,993 shares of common stock, without par value (the “Common Stock”) of Kubota Pharmaceutical Holdings Co., Ltd. (the “Registrant”) issuable pursuant to the Kubota Pharmaceutical Holdings Co., Ltd. 2016-2026 Stock Option Plan, Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Substitution Awards, Kubota Pharmaceutical Holdings Co., Ltd. Restricted Stock Substitution Awards and Kubota Pharmaceutical Holdings Co., Ltd. Restricted Stock Unit Substitution Awards.
The Registrant intends to file a Form 15F to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant being registered under the Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby deregisters all of the Common Stock that remains unsold registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on the 6th day of December, 2017.
KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
By:/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Chairman, President and Chief Executive Officer
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ryo Kubota	Chairman, President and Chief Executive Officer (Principal Executive Officer, Director and Authorized Representative in the United States)	December 6, 2017
Ryo Kubota, M.D., Ph.D.
/s/ John Gebhart	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	December 6, 2017
John Gebhart
*	Director	December 6, 2017
Shintaro Asako
*	Director	December 6, 2017
Shiro Mita, Ph.D.
*	Director	December 6, 2017
Eisaku Nakamura
*	Director	December 6, 2017
Robert Takeuchi
*By:/s/ Ryo Kubota		December 6, 2017
Ryo Kubota
Attorney-in-fact